EXHIBIT 99.1

October 31, 2009

SHENGTAI PHARMACEUTICAL, INC.

Gentlemen:

I have read item 5.02 of Form 8-K dated October 31, 2009 of Shengtai Pharmaceutical, Inc. and am in agreement with the statements contained therein.

/s/ Chris W. Wang